Exhibit 10.1
AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 30, 2008, amends and supplements the Amended and Restated Credit Agreement dated as of June 9, 2008 (the “Credit Agreement”) between ANCHOR BANCORP WISCONSIN INC., a Wisconsin corporation (the “Borrower”), the financial institutions from time to time party thereto (individually a “Lender” and collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITAL
     The parties hereto desire to amend the Credit Agreement as provided below.
AGREEMENTS
     In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Borrower and the Lenders agree as follows:
     1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement. Upon the execution and delivery of this Amendment No. 1 to Amended and Restated Credit Agreement (“Amendment No. 1”) by the Borrower and the Lenders and the satisfaction of the conditions listed in Section 4 below, each reference to the Credit Agreement contained in the Credit Agreement, the Pledge Agreement and any other document, instrument or agreement relating thereto means the Credit Agreement as amended by this Amendment No. 1.
     2. Amendments to Credit Agreement.
          (a) The following defined terms “Base Rate” and “Total Risk-Based Capital” are inserted in proper alphabetical order in section 1.1 of the Credit Agreement:
     “Base Rate” means greater of (a) 5% per annum or (b) the prime rate of interest announced by the Agent from time to time. The prime rate announced by the Agent may or may not be the lowest interest rate charged by the Agent for loans to its customers.
     “Total Risk-Based Capital” shall have the meaning assigned to it by, and shall be determined in accordance with, the regulations of the federal Regulatory Agencies.

          (b) The defined terms “Daily Reset LIBOR Rate Loan,” “Interest Differential,” “LIBOR Rate Loan,” “Loan Period” and “Money Markets” in section 1.1 of the Credit Agreement are deleted.
          (c) The defined term “Adjusted Net Income” in section 1.1 of the Credit Agreement is amended by adding the following proviso at the end of such defined term:
; provided, however, that in determining Adjusted Net Income, any noncash impairment charges realized by the Borrower with respect to goodwill or with respect to its investments in Baylake Corp., Federal National Mortgage Association Fannie Mae or the Federal Home Loan Mortgage Corporation shall be disregarded
          (d) The defined term “Business Day” in section 1.1 of the Credit Agreement is amended to read as follows:
     “Business Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York and on which the Federal Reserve Banks are not closed.
          (e) The defined term “Maturity Date” in section 1.1 of the Credit Agreement is amended by replacing the date “September 30, 2008” with the date “December 31, 2009”.
          (f) Section 2.2(a) of the Credit Agreement is amended in its entirety to read as follows:
          (a) The Borrower shall request Loans by written notice, or by telephonic notice confirmed in writing or confirmed by electronic mail, to the Agent not later than 11 a.m., Milwaukee time, on the requested Borrowing Date (which must be a Business Day). Each such request by the Borrower must specify the amount of the requested Loan. The aggregate principal amount of Loans made on each Borrowing Date shall be in a minimum amount of $1,000,000. In the event of any inconsistency between the telephonic notice and the written confirmation thereof, the telephonic notice shall control. Each request for Loans shall be irrevocable and shall constitute a representation and warranty by the Borrower that the borrowing conditions specified in sections 3.1(b)(ii) and 3.1(b)(iii) will be satisfied on the specified Borrowing Date. The Agent will promptly notify the Lenders of the requested Loan. On or before 2 p.m., Milwaukee time, on the specified Borrowing Date, each Lender shall make available its Percentage of the requested Loan with the Agent in immediately available funds. Upon fulfillment of the applicable borrowing conditions, the Agent shall deposit the Loans in the Borrower’s account maintained with the Agent or as the Borrower may otherwise direct in writing.
          (g) Section 2.3(a) of the Credit Agreement is amended in its entirety to read as follows:
          (a) Interest Rate. The unpaid principal balance of the Loans outstanding from time to time shall bear interest at an annual rate equal to (i) the Base Rate plus 1% during the period from September 30, 2008 until the date the Total Revolving Loan Commitment is reduced to $60,000,000 and (ii) thereafter, the Base Rate; and such rate shall change on each day on which the Base Rate changes. The Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.
          (h) Section 2.3(b) of the Credit Agreement is amended in its entirety to read as follows:
          (b) Interest Payments. Interest accrued on Loans is due on the last day of each month, commencing September 30, 2008, and on the Maturity Date.
          (i) The first sentence of Section 2.3(d) of the Credit Agreement is amended by deleting the phrase “the rate announced by the Agent from time to time as its prime rate” and replacing it with the phrase “the rate otherwise in effect under Section 2.3(a)”.
          (j) Section 2.3(e) of the Credit Agreement is amended by deleting “360” and inserting “365/366” in its place.
          (k) Section 2.4 of the Credit Agreement is deleted in its entirety and replaced with the following: “[Reserved]”
          (l) Section 2.5 of the Credit Agreement is amended by deleting the amount “$70,000,000” and replacing it with the phrase “the daily average Total Revolving Loan Commitment”.
          (m) Section 2.6(a) of the Credit Agreement is amended in its entirety to read as follows:
          (a) Mandatory. The Total Revolving Loan Commitment shall be automatically reduced to (i) $60,000,000 on the earlier to occur of (A) the date of receipt by the Borrower of the Net Proceeds of Additional Capital or (B) December 30, 2008, (ii) $56,000,000 on March 31, 2009,

(iii) $54,000,000 on June 30, 2009 and (iv) $53,000,000 on September 30, 2009.
          (n) Section 2.8(b) of the Credit Agreement is amended in its entirety to read as follows:
          (b) Optional. The Borrower may repay Loans without premium or penalty at any time. The principal amount of each optional prepayment shall be an integral multiple of $100,000. The Borrower will give the Agent notice of any optional prepayment of the Notes not later than 11 a.m., Milwaukee time, on the prepayment date. The amount of such prepayment shall become due and payable by the Borrower on the specified prepayment date.”
          (o) Section 2.8(c) of the Credit Agreement is deleted in its entirety.
          (p) Section 2.10 of the Credit Agreement is amended to read as follows:
     2.10 Extension of Maturity Date. The Lenders agree to consider a request by the Borrower to extend the Maturity Date in light of the Borrower’s financial condition and performance and general market conditions existing at the time of any such request. Any such extension of the Maturity Date shall be in the sole and absolute discretion of each Lender.
          (q) The following subsections are added to section 4.11 of the Credit Agreement:
          (k) Within 10 days after the end of each calendar month, a report in form, detail and substance acceptable to the Agent with respect to all Nonperforming Loan and all other classified assets of the Subsidiary Bank.
          (l) Within 10 days of the effective date of Amendment No. 1, a then-current copy of the registration statement relating to the issuance of equity interests in the Borrower and, promptly after approval by the Securities and Exchange Commission, a copy of the final registration statement and prospectus.
          (m) On the first and fifteenth day of each month, commencing October 1, 2008, a progress report regarding the issuance of equity interests in the Borrower in form and substance satisfactory to the Agent.

          (r) Subsections 4.15(b) and (c) of the Credit Agreement are amended in their entirety to read as follows:
          (b) The ratio of Nonperforming Loans to Total Risk-Based Capital shall not exceed 0.50:1.0 as of March 31, 2009 or as of the last day of any fiscal quarter thereafter.
          (c) The Subsidiary Bank shall maintain Total Risk-Based Capital of not less than 10.75% as of the last day of each fiscal quarter, commencing December 31, 2008.
          (s) Section 4.16 of the Credit Agreement is amended to read as follows:
     4.16 Additional Capital. The Borrower agrees to diligently continue its efforts to raise additional capital (a) a portion of which must be used by the Borrower to prepay the Notes and (b) the remainder of which shall be either retained by the Borrower to provide liquidity or invested in the Subsidiary Bank to increase the Subsidiary Bank’s risk-based capital (which investment may be in any type of security which is included in calculating the Subsidiary Bank’s Tier 1 and Tier 2 capital under the regulations of the federal banking Regulatory Agencies).
          (t) Section 4.17 of the Credit Agreement is amended to read as follows:
     4.17 Dividends. The Borrower shall not pay cash dividends on its common stock during any fiscal year, commencing with the fiscal year beginning January  , 2009, in an aggregate amount exceeding 15% of the Adjusted Net Income of the Borrower and its consolidated Subsidiaries, as determined for the period from the beginning of such fiscal year to the date any such dividend is declared.
          (u) Section 4.19 of the Credit Agreement is created to read as follows:
     4.19 Subsidiary Bank Dividends. The Borrower shall (a) cause the Subsidiary Bank to request and use its best efforts to obtain the consent of the Officer of Thrift Supervision and each other Regulatory Agency to the payments of quarterly dividends by the Subsidiary Bank to the Borrower of not less than 70% of the Subsidiary Bank’s earnings for such quarter and (b) cause the Subsidiary Bank to declare and pay to the Borrower the maximum amount of dividends allowed by the Regulatory Agencies.

     3. Existing Loans. All outstanding Loans under the Credit Agreement on the effective date of this Amendment No. 1 shall automatically convert on such date to Loans bearing interest at the rate set forth in Section 2.3(a) of the Credit Agreement, as amended herein. No breakage fee or penalty shall be payable by the Borrower as a result of such conversion.
     4. Closing Conditions. This Amendment No. 1 shall become effective upon the execution and delivery of this Amendment No. 1 by the Borrower, the Lenders and the Agent, and the receipt by the Agent of the following
          (a) a certificate of status with respect to the Borrower issued by the Wisconsin Department of Financial Institutions;
          (b) copies, certified to be accurate and complete by the Secretary or Assistant Secretary of the Borrower, of a resolution of the Board of Directors or Executive Committee of the Borrower authorizing the execution and delivery of this Amendment No. 1;
          (c) a certificate of the President or Vice President of the Borrower to the effect that the representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects and that no Default or Event of Default exists;
          (d) a nonrefundable, fully earned amendment fee equal to 0.25% of the Revolving Loan Commitment in effect as of the date of this Amendment No. 1 for each Lender; and
          (e) such other documents and instruments relating hereto as the Agent shall reasonably request.
     5. Representations and Warranties; No Default.
          (a) The execution and delivery of this Amendment No. 1 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.
          (b) The representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects and no default under Section 6.1 of the Credit Agreement exists.
     6. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws (without regard to the conflict of law provisions) of the State of Wisconsin.

     7. Costs and Expenses. The Borrower agrees to pay to the Bank all costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Bank in connection with the negotiation, execution and delivery of this Amendment No. 1.
     8. Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 1, remains in full force and effect.
     9. Reaffirmation of Pledge Agreement. The Borrower acknowledges and agrees that the Pledge Agreement remains in full force and effect and continues to secure the obligations of the Borrower under the Credit Agreement, as amended hereby, and reaffirms and ratifies its obligations under the Pledge Agreement.
[remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date and year first set forth above.

ANCHOR BANCORP WISCONSIN INC.
BY
Its

U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender
BY
Its

ASSOCIATED BANK, NATIONAL ASSOCIATION
BY
Its

LASALLE BANK NATIONAL ASSOCIATION
BY
Its

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement